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                                 As of June 30, 1994


     Consolidated Fidelity Life Insurance Company
     4211 Norbourne Boulevard
     Louisville, Kentucky 40207

     Gentlemen:

     On May 21, 1992, Southwestern Life Corporation (formerly named I.C.H. Corporation) and Consolidated Fidelity Life Insurance Company ("CFLIC") entered into an Assignment of Right to Purchase Stock and Grant of Call and Put Option (the "Assignment"), a copy of which is attached hereto as Exhibit "A", under which Southwestern Life Corporation ("SLC") assigned and CFLIC assumed and agreed to perform the obligation of SLC to purchase 500,000 shares of $1.00 par value common stock of SLC (the"SLC Common Stock") from John A. Franco and SLC granted to CFLIC a call and put option with respect to said 500,000 shares.

     On June 30, 1994, in connection with the closing of the transactions contemplated by the Agreement entered into among SLC, CFLIC and Consolidated National Corporation dated June 15, 1993, CFLIC transferred to SLC, among other things, 620,423 shares of SLC Common Stock.

     This letter will confirm that the 620,423 shares SLC Common Stock transferred by CFLIC to SLC on June 30, 1994 included the 500,000 shares of SLC Common Stock which were subject to the aforementioned Assignment and that immediately following the transfer of said shares to SLC the Assignment terminated.

                                   Sincerely,


                                   /s/ John T. Hull
                                   ----------------
                                   John T. Hull
                                   Executive Vice President
                                   Treasurer and Chief Financial Officer

     AGREED TO AS OF JUNE 30, 1994
     CONSOLIDATED FIDELITY LIFE INSURANCE COMPANY


     /s/ Jerry W. Rice
     -----------------
     Jerry W. Rice
     Vice President
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                        Assignment of Right to Purchase Stock
                           and Grant of Call and Put Option

     I.C.H. Corporation (ICH) hereby transfers, assigns and conveys to Consolidated Fidelity Life Insurance Company (CFLIC), and CFLIC accepts, assumes and agrees to perform, the right and obligation of ICH, or its designee, to purchase 500,000 shares of common stock of ICH (the Shares) from John A. Franco, as evidenced by that certain letter agreement between John A. Franco and I.C.H. Corporation, dated November 18, 1991, a true and complete copy of which is attached hereto as Exhibit A. If the closing of the purchase of the Shares occurs May 21, 1992, the purchase price for the Shares will be $4.00 plus one day's interest thereon at the rate equal to the prime rate plus 1%.

     CFLIC represents that it will acquire the Shares for investment purposes only and acknowledges that the transferability of the Shares will be restricted under applicable securities laws.

     CFLIC hereby grants ICH, or its designee, the right and option to purchase, on or before December 31, 1996, all, but not less than all, of the Shares (the Call Option), at a price per Share equal to the greater of (a) $4.00 plus interest for the period of time that CFLIC owns the Shares at the simple rate of 10% per annum, or (b) the average closing sale price of ICH common stock, as reported by the American Stock Exchange, for the five trading days immediately preceding the date the Call Option is exercised. The Call Option shall be exercisable by ICH, or its designee, by the delivery of written notice to CFLIC on or before December 16, 1996, with the closing to occur on the fifteenth day following the date such notice is delivered.

     ICH hereby grants CFLIC the right to require ICH, or its designee, to purchase, on December 31, 1996, all, but not less than all, of the Shares (the Put Option), at a price per Share equal to $4.00 plus interest for the period of time that CFLIC owns the Shares at the simple rate of 10% per annum. The Put Option shall be exercisable by CFLIC by the delivery of written notice to ICH on or before December 16, 1996.

     The closing of the purchase and sale of the Shares upon timely exercise of the Call Option or the Put Option shall occur at the principal office of CFLIC in Louisville, Kentucky at 10:00 a.m. on the closing date. The purchase price payable at such closing shall be paid in immediately available funds upon delivery to ICH, or its designee, of good and marketable and unencumbered title to the Shares.

     The Call Option shall be assignable by ICH, but the Put Option shall be personal to CFLIC, and shall not be transferable or assignable by CFLIC without the prior written consent of ICH.

                                                                   Exhibit "A"
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     Dated the 21st day of May, 1992.

                                   I.C.H. CORPORATION


                                   By: /s/ Robert L. Beisenherz
                                       ------------------------
                                   Name: Robert L. Beisenherz
                                   Title: Chairman and CEO

                                   CONSOLIDATED FIDELITY LIFE
                     INSURANCE COMPANY


                                   By: /s/ Jerry W. Rice
                                       -----------------
                                   Name: Jerry W. Rice
                                   Title: Vice President